UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 12, 2008 (November 11, 2008)
WESTERN GAS PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-34046	26-1075808
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of principal executive office) (Zip Code)
(832) 636-6000
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Contribution Agreement
     On November 11, 2008, Western Gas Partners, LP (the “Partnership”) entered into a Contribution Agreement (the “Contribution Agreement”) with Western Gas Resources, Inc. (“WGR”), WGR Asset Holding Company LLC (“WGRAH”), WGR Holdings, LLC (“WGR Holdings”), Western Gas Holdings, LLC (the “General Partner” and together with WGR, WGRAH and WGR Holdings, the “Contributing Parties”), Western Gas Operating, LLC (“Western Gas Operating”) and WGR Operating, LP (the “Operating Partnership” and together with Western Gas Operating, the General Partner and the Partnership, the “Recipient Parties”). All of the parties are subsidiaries or affiliates of Anadarko Petroleum Corporation (“Anadarko”). Pursuant to the Contribution Agreement, the Partnership agreed to acquire certain of Anadarko’s midstream assets, consisting of (i) a 100% interest in the natural gas gathering systems and processing plants known as the Hilight System, (ii) a 50% interest in the natural gas gathering systems and processing plants known as the Newcastle System, and (iii) a 14.81% limited liability company membership interest in Fort Union Gas Gathering, L.L.C. (“Fort Union”), for aggregate consideration of approximately $210 million (the “Acquisition”). These assets provide a combination of gathering, treating and processing services in the Powder River Basin of Wyoming and are connected or adjacent to the Partnership’s MIGC pipeline. The consideration consists of $175 million in cash and 2,556,981 common units of the Partnership (the “Common Units”). The Partnership will finance the cash portion of the consideration by borrowing $175 million from Anadarko pursuant to the terms of a Term Loan Agreement to be entered into at the closing of the Acquisition. The closing of the Acquisition is subject to the satisfaction of a number of conditions and potential adjustments, including a third-party right of first refusal related to the Newcastle System. The Partnership expects the Acquisition to close in December 2008.
     Pursuant to the Contribution Agreement, Anadarko has agreed to indemnify the Recipient Parties and their respective affiliates (other than any of the entities controlled by Anadarko), shareholders, unitholders, members, directors, officers, employees, agents and representatives (together with the Recipient Parties, the “Partnership Indemnified Parties”) against certain losses resulting from any breach of Anadarko’s and the Contributing Parties’ representations, warranties, covenants or agreements, and for certain other matters. The Partnership has agreed to indemnify Anadarko and the Contributing Parties, their respective affiliates (other than Partnership Indemnified Parties and their respective security holders, officers, directors and employees) and their respective security holders, officers, directors and employees against certain losses resulting from any breach of the Buyer Parties’ representations, warranties, covenants or agreements.
     The foregoing description of the Contribution Agreement is not complete and is qualified in its entirety by reference to the full and complete terms of the Contribution Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1.
Term Loan Agreement
     In connection with the Acquisition, the Partnership has agreed to enter into a Term Loan Agreement with Anadarko under which Anadarko will lend $175 million to the Partnership to fund the Acquisition. The note has a term of five years and will bear interest at a rate of 4% for the first two years. After the first two years, the note will bear interest at a floating rate equal to the LIBO Rate (defined in the agreement) plus 150 basis points. The Partnership will have the option to repay the loan in whole or in part commencing upon the second anniversary of the issuance of the note. The terms of the note are non-recourse to the general partner and limited partners of the Partnership. The agreement contains customary events of default, including (i) nonpayment of principal when due or nonpayment of interest or other amounts within three business days of when due; (ii) certain events of bankruptcy or insolvency with respect to the Partnership; or (iii) a change of control. The agreement also contains a full guaranty of the note by WGR.
Relationships
     The board of directors of the Partnership’s General Partner unanimously approved the transaction, based in part on the unanimous recommendation in favor of the transaction from the Board’s special committee. The special committee, a committee of independent members of the General Partner’s Board of Directors, retained independent legal and financial advisors to assist it in evaluating and negotiating the Acquisition. In recommending approval of the Acquisition, the special committee based its decision in part on an opinion from the independent financial advisor that the consideration to be paid by the Partnership is fair, from a financial point of view, to the Partnership.
     Currently, Anadarko indirectly owns 1,083,115 general partner units, representing a 2.0% general partner interest in the Partnership, and 5,725,431 common units and 26,536,306 subordinated units, together representing an aggregate 59.6% limited partner interest in the Partnership, based on the number of limited partner units outstanding as of September 30, 2008. The General

Partner also owns all of the incentive distribution rights in the Partnership, which entitle the holder to specified increasing percentages of cash distributions as the Partnership’s per-unit cash distributions increase.
     Further, certain officers and directors of the General Partner serve as officers and/or directors of Anadarko, WGR, WGRAH and WGR Holdings. The Partnership is a party to an omnibus agreement with Anadarko and its affiliates that governs the Partnership’s relationship with them regarding reimbursement and indemnification for certain matters, including certain general and administrative expenses and insurance coverage expenses. The Partnership is also party to a two-year, $30 million working capital facility with Anadarko as the lender. In addition, the General Partner and Anadarko have entered into a services and secondment agreement pursuant to which specified employees of Anadarko are seconded to the General Partner to provide operating, routine maintenance and other services with respect to the assets owned and operated by the Partnership under the direction, supervision and control of the general partner. The Partnership and Anadarko have also entered into a tax sharing agreement pursuant to which the Partnership will reimburse Anadarko for the Partnership’s share of Texas margin tax borne by Anadarko as a result of the Partnership’s results being included in a combined or consolidated tax return filed by Anadarko with respect to periods subsequent to the closing of the Partnership’s initial public offering. Upon the Partnership’s initial public offering, the Partnership also loaned $260 million to Anadarko in exchange for a 30-year note bearing interest at a fixed annual rate of 6.50%. The Partnership is also a co-borrower with $100 million of borrowing capacity under Anadarko’s $1.3 billion revolving credit facility.
     In addition, the Partnership and the other parties to the Contribution Agreement currently have and will have in the future other routine agreements with Anadarko or its subsidiaries that arise in the ordinary course of business for gathering, processing, and treating services and other operational matters.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

10.1#	Contribution Agreement, dated as of November 11, 2008, by and among Western Gas Resources, Inc., WGR Asset Holding Company LLC, WGR Holdings, LLC, Western Gas Holdings, LLC, Western Gas Partners, LP, Western Gas Operating, LLC and WGR Operating, LP.

99.1	Press Release of Western Gas Partners, LP issued November 11, 2008 (incorporated by reference to Exhibit 99.1 to Western Gas Partners, LP’s Current Report on Form 8-K filed on November 12, 2008, File No. 001-34046).

#	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTERN GAS PARTNERS, LP
By:	Western Gas Holdings, LLC,
its general partner

Dated: November 12, 2008	By:	/s/ Robert G. Gwin
Robert G. Gwin
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

10.1 #	Contribution Agreement, dated as of November 11, 2008, by and among Western Gas Resources, Inc., WGR Asset Holding Company LLC, WGR Holdings, LLC, Western Gas Holdings, LLC, Western Gas Partners, LP, Western Gas Operating, LLC and WGR Operating, LP.

99.1	Press Release of Western Gas Partners, LP issued November 11, 2008 (incorporated by reference to Exhibit 99.1 to Western Gas Partners, LP’s Current Report on Form 8-K filed on November 12, 2008, File No. 001-34046).

#	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.